Exhibit 99.1

SHAREHOLDER AGREEMENT This Shareholder Agreement (this "Agreement") is made and entered into by the undersigned effective as of January 28, 2020 by and among those persons identified as the "Parties" on the signature page he::-eto ( each, a "Party"). Recitals A. Each of the undersigned is the holder, direct or beneficial, of shares of the common stock, par value $0.01 per share ("Common Stock") of People's Utah Bancorp, a Utah corporation and Utah registered bank holding ::ompany (the "Company"). B. The undersigned have an affinity based on an immediate or extended family relationship and desire to conside::- ways to more actively and effectively support the Company's continued success. C. The undersigned desire to promote and monitor their investment in and interests as shareholders of the Company and 1'o facilitate positive interactions and improved relationships with the Company, its management, and its board of directors (the "Board"). Agreement NOW THEREFORE, in consideration of the foregoing premises, and the mutual agreements set fo1ih below, the undersigned hereby agree as follows: 1. Ce1iain Defined Tenns. As used herein, the following terms shall have the following meanings: (a) "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the tenn "beneficial ownership" as defined in Rule 13d-3 adopted by the Commission under the Exchang Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, wan-ants or options, or otherwise (in-espective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of tine in excess of 60 days, the satisfaction of any conditions, the occmTence of any event or any combination of the foregoing). The tenns "Beneficially Own" and "Beneficial Owner" shall have co::-relative meanings. time to time. (b) "Bylaws" neans the Bylaws of the Company, as amended or restated from (c) "Commission" means the United States Securities and Exchange Commission, or any successor governmental authority. SLC_ 4897260 (d) "Designated Representatives" are the Persons appointed by the Parties to this Agreement to represent then: in all matters related to this Agreement according to its terms. The initial Designated Representc..tives are Dale 0. Gunther and Blaine C. Gunther. ( e) "Director" means any member of the Board ( other than any advisory, honorary or other non-voting member of the Board). (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder ( or any successor statute and related 71les and regulations). (g) "Person" means any individual, corporation, limited liability company, limited or general patinership, joint venture, association, joint-stock company, trust, unincorporated organization, otter entity, government or any agency or political subdivision thereof or any group comprised of two or more of the foregoing. 2. Joint Filing and Matters Under Rule 13(d). (a) In accordance with Rule 13d-l(k)(l)(iii) under the Exchange Act, each Patiy hereto agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Common Stock of the Company. Each Patiy shall be responsible for the accuracy a:1d completeness of such Person's own disclosure therein, and is not responsible for the accuracy a:1d completeness of the infonnation concerning any other Person, unless such member knows or has reason to know that such information is inaccurate. Each of the Parties hereto hereby agrees that this Agreement may be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1 (k)(l )(iii) under the Exchange Act. Neither the execution of this Agreement nor the filing of the Schedule 13D (together with any of its contents) shall be deemed to constitute an admission that any of the Parties is the Beneficial Owner of Common Stock owned of record or Beneficially Owned by any ether Person who is a Party to this Agreement or who may be refen-ed to in the Schedule 13D fer purposes of Section 13(d) of the Exchange Act, or for any other purpose, and such Beneficial Ow:1ership is expressly disclaimed. (b) Matters Under Rule 13d. (i) Each of the Parties hereby confirms that except as provided in this Agreement, such Party cun-ently has no plans or proposals that would result in or relate to any of the transactions or changes listed in Items 4(a) through 4(i) of Schedule 13D. (ii) The Parties agree that as pati of their ongoing evaluation of their investment and investment alternatives involving the Company's securities, they may consider such matters and, subject to appLcable law, may fonnulate a plan with respect to such matters or make fonnal proposals to the B )ard, other shareholders of the Company or other third parties regarding such matters, whether through the Designated Representatives or acting individually. 3. Cooperation. (a) The Partie3 hereby appoint Dale 0. Gunther and Blaine C. Gunther as the Designated Representatives of the Patiies to represent them in discussions and negotiations with 2 SLC_ 4897260 the Board or any committee of tr.e Board in fmiherance of the purposes of this Agreement as the Parties may, from time to time, d~tennine and direct. In this regard, each of the Parties agrees that the Designated Representatives may from time to time on behalf of such Paiiy undertake to: (i) meet and discuss with the Board regarding matters of general and particular interest to the Parties as shareholders of the Co:npany, including, but not limited to, matters relating to potential nominees to the Board, and changes or amendments to the Bylaws or Articles of Incorporation regarding corporate governance; and (ii) recommend or propose corporate action related to the interests of the Parties with resp~ct to their ownership of the Common Stock; or (iii) take other action reasonably necessary or advisable to achieve the foregoing. (b) The Patiies to this Agreement include members of different family networks, as set forth in Exhibit A attached hereto. In order to facilitate communication and the collection and dissemination of information among the family members, each family network may designate one or more representative (the "Family Representatives"). The Designated Representatives may call meetings of the Parties and/or the Family Representatives from time to time. In the case of meetings of the Family Representatives, such Family Representatives shall represent the interests of their respective family members, and be responsible for gathering input from, and disseminating infonmtion to the Parties as indicated on Exhibit A. initial Family Representatives are as designated on Exhibit A attached hereto. Each Family Representative may designate a substitute Family Representative upon written notice to the Designated Representatives. (c) The Desig:1.ated Representatives, or either of them, after consulting with the Family Representatives, shall have the right to pre-approve any expenses reasonably incurred in connection with the activities unce1iaken by the Designated Representatives under this Agreement and the Designated Representatives agree to pay directly all such pre-approved expenses. ( d) The Designated Representatives, or either of them, may assess the Parties to this Agreement for their pro-re ta share of expenses under this Agreement, based on the number of shares of Common Stock held n the aggregate by all of the Parties hereto, and the Parties hereby agree to reimburse to the Designated Representatives in full all amounts so assessed. ( e) Each of tne undersigned agrees that any filing with the Commission proposed or required to be made in connection with this Agreement shall be first approved by a Designated Representative, after :::onsulting with Family Representatives, which approval shall not be unreasonably withheld. 4. Representations of the Parties. Each Patiy hereto represents and warrants to the other Patiies that: (a) Such Paiiy: (i) is the Beneficial Owner of all of the Common Stock indicated opposite its name on Exhibit A hereto free and clear of any proxy, voting restriction, adverse claim, or other liens, o:her than those created by or under applicable federal or state securities laws; (ii) has the sole voting power over such Common Stock (or shared voting power with other Parties to this Agreen:ent); and (iii) has full power and authority, and legal capacity to enter into, execute, and deliver this Agreement and to perform fully such Party's obligations hereunder. 3 SLC_4897260 (b) This Agreement has been duly and validly executed and delivered by such Paiiy and constitutes the legal, Yalid, and binding obligation of such Party, enforceable against such Patiy in accordance with its tenns. ( c) No conseff, approval, order, or authorization of, or registration, declaration, or filing with, any governmental :ntity or any other Person on the part of such Patiy is required in connection with the valid execution and delivery of this Agreement. ( d) There are :10 options, warrants, or other rights, agreements, arrangements, or commitments of any character to which such Party is a party relating to the pledge, disposition, or voting of any of the Common Stock and there are no voting trusts or voting agreements with respect to such Common Stock. ( e) There is LO action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of such Party, threatened against or affecting, the Patiy tha: could reasonably be expected to materially impair or materially adversely affect the ability of the Party to perfonn its obligations hereunder. 5. No Grant of Ownership; Notice of Changes. Nothing in this Agreement shall be deemed to grant ownership or dis::)Ositive control of any securities owned by any Party to any other Person who is a Patiy to this Ageement. So long as this Agreement is in effect, each Party hereto shall provide advance written nJtice to the Designated Representatives prior to effecting any purchase, sale, acquisition or disposition of any Common Stock of the Company of which such Person has or would have direct or indirect Beneficial Ownership for the purpose of allowing the Designated Representatives to re-1iew the potential implications of any such transactions. 6. Voting of Shares. (a) Nothing ir this Agreement shall be deemed to grant to any Party the right to vote any shares of Common s~ock owned by any other Party to this Agreement. In furtherance of the purposes of this AgreemerJ, the Parties agree that they may from time to time detennine it to be in their best interests to vote in common as a block on one or more matter broadly described in Section 3, above, or on other :natters or proposals that may be from time to time presented to the Company's shareholders by ~he Board or by Persons not a party to this Agreement. In such event that a detennination is mad: to vote as a block, the Patiies may, but are not required to, grant to Designated Representatives proxies or written consents, as applicable, to act on behalf of one or more of the Parties hereto witL respect to the Common Stock owned by such Parties; provided, however, that notwithstanding th: foregoing, nothing in this Section 6 shall: (i) prevent any Party to this Agreement from voting its shares of Common Stock at any time in st:ch Party's sole discretion with respect to any matter contrary to the decisions of any of the other ?aiiies hereto; (ii) prevent any Party from granting or appointing any other proxy or withholding authority to vote on :1ny matter in such Party's sole discretion at any time; or (iii) prevent any Party from tendering any shares of Common Stock in an unsolicited tender offer or otherwise disposing at any time of any Common Stock owned by 4 SLC_4897260 such Party, or otherwise transfen-ing or acquiring additional shares of Common Stock of the Company in any transaction, as provided in Section 7, below. (b) Each Patiy :epresents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement. ( c) Nothing in 1his Agreement, including, but not limited to this Section 6, shall limit the ability of any Director of the Company to act in his or her capacity as a Director in respect of Board matters. The Patiies a,::knowledge that Paul Gunther and Jonathan B. Gunther are Directors of the Company. 7. Right to Acquire Additional Securities; Transfers. Each of the undersigned Parties reserves the right to acquire additiJnal securities of the Company in the open markets, in privately negotiated transactions (which may be with the Company or with third parties) or otherwise, to dispose of all or a portion of their t oldings of securities of the Company or to change their intention with respect to any or all of the matters referred to in this Agreement. Nothing in this Agreement shall prohibit any Person from disposing of any securities, including Common Stock Beneficially Owned by such Person. 8. Relationship of Parties. The relationship of the Patiies hereto shall be limited to carrying on the activities contemplated by and in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described her::in. Nothing herein shall be construed to authorize any Pmiy to act as an agent for any other Person, or to create a joint venture or patinership, or to constitute an indemnification. No Person shall be deemed to be an affiliate of any other Person by reason of being a patiy to this Agreement. The Patiies to this Agreement include members of the Board. The Parties agree that nothing in this Agreement shall be construed to restrict any member of the Board who is also a Patiy to this Agreeir.ent from (i) exercising her or his business judgment in carrying out Board responsibilities; or (ii) taking whatever actions are determined to be appropriate to fulfill such Person's fiduciary duties to the Company. 9. Liability of Designated Representatives; Indemnification. In exercising their duties and responsibilities hereunder, the Designated Representatives will exercise their best judgment; provided, however, no Designated Representative shall be liable for any action taken by such Designated Representative or suc1 Designated Representative's agent, except for liability arising from bad faith, willful misconduct or gross negligence. The Designated Representatives shall not be required to give any bond or ether security for the discharge of their duties. The Parties shall indemnify and hold the Designated Representatives and such Designated Representatives' agents harmless from and against any a:1d all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, reasonable costs, reasonable expenses or disbursements (including reasonable legal fees and expemes) of any kind and nature whatsoever in connection with or growing out of the exercise of any powers or the performance of any duties by the Designated Representatives as herein provided or contemplated, including, without limitation, any action taken or omitted to be taken, exc•~pt such as may arise from the bad faith, willful misconduct or gross negligence of the Designated Representatives. 5 SLC_ 4897260 10. Tennination. This Agreement shall terminate upon the later of ( a) December 31, 2025; or (b) the date on which the Parties to this Agreement collectively shall Beneficially Own less than 15% of the issued and outstanding Common Stock of the Company. Notwithstanding the foregoing, any Party hereto may withdraw as a party to this Agreement on seven (7) days' prior written notice to a Designated Representative, with a copy to Durham Jones & Pinegar, P.C. ("DJP"), attention: Chris Anderson, by facsimile at Fax. No. (801) 415-3500, or via e-mail to canderson@djplaw.com; provided, however, that such Person shall remain obligated for the payment in full of any unpaid asstssment made pursuant to Section 3(d), above. 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or upon receipt of delivery confonnation if sent by email, on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the th:i:rd business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set fo1ih to the address contained for the Paiiies on the signature pages hereto, or pursuant to such other instructiorn as may be designated in writing by the Party to receive such notice. For purposes of this Agreement, "business day" means any day except Saturday, Sunday and any day on which banking ins·itutions in the State of Utah generally are authorized or required by law or other governmental acti )ns to close. 12. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegE 1, void or unenforceable, all other provisions of this Agreement shall not be affected and shall rerr.ain in full force and effect. 13. Entire Agreement; Amendment. Except as otherwise expressly set forth herein, this Agreement embodies the comple-:e agreement and understanding among the Parties hereto with respect to the subject matter he:-eof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way. This Agreement may be amended or modified by ( a) the unanimous written consent of all the Family Representatives and the Designated Representatives, or (b) the written consent of thos ~ Parties to this Agreement holding a majority of the Common Stock Beneficially Owned by all of the Parties hereto. 14. Counterparts. This Agreement may be executed in counterpaiis, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 15. Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any Paiiy under this Agreement shall be assigned, in whole or in part ( except by operation of law pursuant to a merger, amalgamation, scheme or plan of affangement or consolidation or similar business combination transaction), by any Party without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto md their respective successors and permitted assigns. 6 SLC 4897260 16. Governing Law, Juisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to its principles or rules of conflict oflaws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction. Each of the Parties hereto submits to the exclusive jurisdiction of any state or federal comi sitting in the County of Salt Lake, Salt Lake City, Utah for any action, proceeding or investigation in any court arising out of or relating to this Agreeme-:it and the transactions contemplated hereby. 17. Waiver. Each part:' acknowledges that DIP has acted as counsel for the Designated Representatives relating to prepantion of this Agreement and that the Designated Representatives may engage DJP to provide addhonal services in connection with this Agreement. Each of the Parties hereto waives any confli :;t of interest that may be deemed to exist as a result of such representation and acknowledges that each Party has had the opp01iunity to have this Agreement reviewed by legal counsel of s1:ch Party's own selection and to be advised by such counsel concerning such Party's rights an:l obligations pursuant to this Agreement. [Remainder of this pc.ge intentionally left blank. Signature Pages follow.] 7 SLC_4897260